PHOTOCAP® SUPPLY AGREEMENT
PHOTOCAP®供货协议

between
由

ZHANGJIAGANG HUHUI SEGPV CO., LTD.
张家港市互惠光电有限公司

and
及

SPECIALIZED TECHNOLOGY RESOURCES SOLAR (SUZHOU) CO., LTD.
赛特瑞太阳能（苏州）有限公司

dated as of
于

December 31, 2014
2014年12月31日签订

Schedule of Principal Terms

主要条款表

This schedule of principal terms (the "**Schedule**") dated as of December 31, 2014 (the **"Effective Date")** sets forth the principal terms and conditions of this supply agreement by and between ZHANGJIAGANG HUHUI SEGPV CO.,LTD, a corporation organized in the People's Republic of China ("**Customer**"), and Specialized Technology Resources Solar (Suzhou) Co., Limited., a corporation organized in the People's Republic of China ("**STR**"), which principal terms and conditions are a part of, and should be read in conjunction with, the general terms and conditions attached hereto as Exhibit A (the "**General Terms**"), the product specifications attached hereto as Exhibit B (the **"Specifications"**), and the form of confirmation of sale attached hereto as Exhibit C (the "**Sale Confirmation**"; together with this Schedule, the General Terms, the Specifications and Customer's purchase orders shall be referred to as the "**Agreement**"). To the extent that there is a conflict between the terms set forth in this Schedule and those set forth in other provisions of the Agreement, the terms set forth in this Schedule shall supersede and replace such terms set forth in the other provisions of the Agreement.

此主要条款表（以下称**"条款表"**）列明了由张家港市互惠光电有限公司，一家在中华人民共和国成立的企业（以下称**"客户"**）与赛特瑞太阳能（苏州）有限公司，一家在中华人民共和国成立的企业（以下称"STR"）于2014年12月31日（以下简称**"生效日"**）签订的供货协议的主要条款和条件。此主要条款和条件作为附件A的通用条款和条件（以下称**"通用条款"**）、附件B的产品规格（以下称**"规格"**）及附件C的销售确认书（以下称**"销售确认书"**）的一部分并一同参阅（条款表、通用条款、规格、销售确认书及客户订单统称为本**"协议"**）。如条款表中的条款与本协议中的其他条款发生冲突，则条款表中的条款将替换并取代本协议中与之发生冲突的条款。

S.1. **Customer/客户:**

Zhangjiagang Huhui SEGPV Co., Ltd.
张家港市互惠光电有限公司

Address: 地址: No.1 East XinFeng Road,Zhangjiagang Economic Development Zone,Jiangsu,China
江苏省张家港市经济开发区新丰东路1号

Attn: 联系人: 余荣彪

Telephone: 电话: 13357913186

Facsimile: 传真:

Email: 电子邮箱: yrbzf@126.com

S.2. **STR:**

Specialized Technology Resources Solar (Suzhou) Co., Ltd.
赛特瑞太阳能（苏州）有限公司

S.3. **<u>The Product(s)/Formulation(s)</u>:** Pursuant to the terms of the Agreement, STR shall produce the following product (s) for Customer (the "**Product**" or "**Products**"):
<u>产品/型号</u>：根据本协议的条款，STR将为客户生产以下规格的产品（以下称"**产品**"）

<u>Product Name</u> **产品名称**	**<u>Description</u>** **描述**
PHOTOCAP 15580P	**Thickness/厚度: 0.45mm**
PHOTOCAP 15585HLT	**Thickness/厚度: 0.45mm**

The specifications for each Product are set forth in <u>Exhibit B</u> attached hereto (the "**Specifications**").
<u>附件B</u>列明了每一种产品的规格（以下称"**规格**"）。

S.4. **<u>Minimum Quantity</u>:** The Customer agrees to purchase and accept delivery of not less than 7.5 million square meters of Product (the "**Minimum Quantity**") during each Contract Year (as defined in S.8 below) of the Term (as defined in S.9 below) with not less than 1.875m square meters of Product being purchased each calendar quarter ending on March 31, June 30, September 30, and December 31 (other than December 31, 2014).

<u>最低采购量</u>：客户同意在期限（定义见下文S.9）内的每一个合同年度（定义见下文S.8）内购买并接收不低于750万平方米的产品（以下称"**最低采购量**"），并且每个结束于3月31日，6月30日，9月30日和12月31日（2014年12月31日除外）的日历季度的产品采购量不低于1.875m平方米。

S.5 **<u>Price/Payment Terms</u>:** Without prejudice to the price adjustment under S.9 below, Customer agrees to pay 9.5 RMB (the **"Purchase Price"**) for each square meter of Product purchased in each Contract Year. Payment of a deposit equal to ten percent (10%) of the Minimum Quantity multiplied by the Purchase Price (the "**Deposit**") shall be made within one (1) week upon the signing of this Agreement. STR shall invoice Customer upon each shipment of Product. Customer shall pay all amounts due for Products purchased hereunder in cash (or by wire transfer of immediately available funds) within thirty (30) days from the date of receiving the Products; provided however, that in the event that Customer has not defaulted under this Agreement, ten percent (10%) of the Deposit shall be credited to each monthly invoice until depleted.

<u>价格及付款条件</u>：在不妨碍下文S.9中的价格调整的情况下，客户同意在每个合同年度内以人民币9.5元/平方米（以下简称"**购买价格**"）的价格购买产品。客户应于本协议签署后的一（1）周之日支付等价于最低采购量乘以购买价格所得之积的百分之十（10%）的定金（以下称"**定金**"）。STR应当在每一次发货时提供相应发票。客户应在收到产品之日起的三十（30）日内以现金（或者通过即期电汇）支付所有应付的货款；在客户没有任何违反本协议的情况下，每个月的发票中可抵扣定金的百分之十（10%）直至全部抵扣完毕。

S.6 **<u>Monthly Forecasts</u>:** By the 10th day of each calendar month, Customer shall submit a forecast of Customer's Product requirements for each of the following three (3) months. The first two

months of each three (3) month forecast shall be binding upon Customer, subject to adjustment of (i) plus or minus five percent (5%), for the first month of the forecast and (ii) plus or minus twenty five percent (25%) for the second month of the forecast. The third month of the forecast shall be used solely for planning purposes.

月需求量预估：在每个日历月的10号前，客户需提交后三（3）个月的每月产品需求预估。后三（3）个月中的前两（2）个月的预估对于客户具有约束力，并以如下两种调整方式为限：（i）第一个月的预估增加或减少不超过百分之五（5%）；（ii）第二个月的预估增加或减少不超过百分之二十五（25%）。第三个月的预估应仅为制定计划之目的。

S.8 **Delivery/Packaging:** Ex-Works Shajiabang in accordance with Incoterms 2010. The Products shall be prepared in standard packaging suitable for inland transport.

运输/包装：根据《国际贸易术语 2010》沙家浜工厂交货。产品应进行标准包装以适用于陆地运输。

S.9 **Term:** An initial one (1) year term (the **"Initial Term")** shall commence on the Effective Date and terminate on the first anniversary thereof; provided however, that the Initial Term may be extended for an additional six (6) months in the event that the Customer has not purchased the Minimum Quantity by the first anniversary of the Effective Date. This Agreement shall automatically renew for additional one year terms (each, a **"Renewal Term")** if neither Customer nor STR elects to terminate the Agreement by delivery of a written termination notice to the other Party not less than ninety (90) days prior to the end of the Initial Term or any such Renewal Term, as the case may be. Customer and STR shall in good faith discuss whether the Purchase Price shall be adjusted for a Renewal Term no later than thirty (30) days before the expiration of the Initial Term and each Renewal Term. Each such year during the Initial Term and the Renewal Terms shall be referred to as the **"Contract Year"**, and the Initial Term and the Renewal Terms shall be collectively referred to as the **"Term"**.

期限：最初一（1）年期限（以下简称**"初始期限"**）应自生效日起至第一个周年时终止；但是，如果客户在生效日后的第一个周年内没有完成最低采购量，则初始期限可被延长六（6）个月。如果客户和STR双方均没有在不晚于初始期限或任何一个延展期限（定义见下文）到期前九十（90）天以书面形式告知对方终止本协议（视具体情况而定），则本协议应当以一（1）年为周期自动延续（每一延展期间均称为**"延展期限"**）。在不晚于初始期限及每一延展期限到期前三十（30）日，客户和STR应善意协商是否对延展期限内的购买价格进行调整。初始期限和延展期限内的每个年度均应被称为**"合同年度"**，初始期限和延展期限应被合称为**"期限"**。

S.10 **Exclusivity**: During the Term, Customer shall purchase all encapsulant products for use in connection with manufacturing or assembling of photovoltaic modules solely and exclusively from STR. Notwithstanding the foregoing, in the event that STR fails to deliver Product in accordance with the delivery schedule as agreed upon by Customer and STR, Customer may purchase encapsulant products from third party competitors.

排他性：在期限内，客户用于制造和组装光伏组件的全部密封产品应当全部并且只能采购自STR。尽管有前述规定，如STR无法按照客户及STR均同意的交货计划供货时，客户可以从第三方采购密封产品。

S.11 **Liquidated Payment**: In the event that Customer fails to purchase at least the Minimum Quantity during each Contract Year, Customer shall pay STR an amount equal to (i) the highest Purchase Price effective during the applicable Contract Year multiplied by (ii) 80%, multiplied by (x) the Minimum Quantity minus (y) the amount of Product purchased during such Contract Year (each, a "**Liquidated Payment**"). Such Liquidated Payment shall be due to STR within ten (10) days following the end of such Contract Year.
违约金：如果客户在任一合同年度内购买的产品未达到最低采购量，则客户应当向STR支付违约金，其计算方式如下：[所适用合同年度的最高购买价格] 乘以 [80%] 乘以 [最低订购数量] 减去 [该合同年度内已购买产品的总金额]（以下简称"**违约金**"）。客户应在合同年度结束的十（10）天内将违约金支付至STR。

S.12 **Technical Service**: Technical services will be provided to Customer by STR personnel.
技术服务：STR的人员将为客户提供技术方面的服务。

S.13 **Quality**: Customer is under no obligation to buy non-conforming Products and the Deposit shall be returned to Customer in the event that STR is unable to meet the Specifications.
质量：客户没有义务购买不合格产品，如STR无法符合产品规格，则STR应将定金退还给客户。

S.14 **Termination**: This Agreement shall be automatically terminated at any time, upon the occurrence of any one of the following:
协议终止： 如发生以下任一情形时，本协议将自动终止：

(1) By the mutual written agreement of STR and Customer;
STR 和客户协商一致书面终止本协议；
(2) one party commits any breach of any of covenant or agreement in this Agreement and fails to use its commercially reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after receiving the notice of such breach given by the non-breaching party;
一方违反本协议下承诺或约定并且未能尽其商业上的合理努力以弥补此类违约行为，或在收到守约方发出的违约通知后三十（30）天内未能弥补此类违约行为；
(3) Customer fails to pay the Purchase Price in accordance with this Agreement and STR delivers a written notice to Customer to terminate this Agreement;
客户未能根据本协议约定支付购买价格，且 STR 以书面形式通知客户终止本协议；
(4) Either Party becomes insolvent or bankrupt.
任何一方资不抵债或破产。

S.15 **Effectiveness**: The Agreement shall become effective from the date of signing by the authorized representatives of the Parties; provided however, that the Customer's obligations under this Agreement are contingent upon (unless provided otherwise under this Agreement): (i) delivery by STR of an initial shipment of Products in accordance with the Specifications, and (ii) the

qualification of the Products by Customer during a sample production run of not less than thirty (30) days, which qualification shall be to the reasonable satisfaction of Customer.

<u>生效</u>：本协议自双方授权代表签署之日起生效。但是，客户在如下情况满足后方受本协议下义务的约束（除非本协议另有规定）：（i）STR根据规格制造的第一批产品已发货；（ii）在不少于三十（30）天的试生产期间，产品合格率达到令客户合理满意的程度。

IN WITNESS WHEREOF, the duly authorized representative of each Party has signed this Agreement on the Effective Date.
有鉴于此，双方正式授权代表于生效日签署本协议。

Zhangjiagang Huhui SEGPV Co., Ltd.
张家港市互惠光电有限公司

Signed by/签署: ________________
余荣能

Title: General Manager
职务: 总经理

Specialized Technology Resources Solar (Suzhou) Co., Ltd.
赛特瑞太阳能（苏州）有限公司

Signed by/签署: ________________
[•] Robert Yorgensen

Title: [•]
职务: [•]

EXHIBIT A
附件A

GENERAL TERMS AND CONDITIONS
通用条款和条件

These General Terms and Conditions (these "General Terms") of Specialized Technology Resources Solar (Suzhou) Co. Limited ("STR"), are incorporated by reference by that certain Schedule of Principal Terms (the "Schedule") dated as of December __, 2014 by and between STR and Customer (as defined in the Schedule), to which a copy of these General Terms are attached. Capitalized terms not otherwise defined shall have the meaning ascribed to such terms in the Schedule. For good and valuable consideration, the receipt and sufficiency of which is acknowledged by each STR and Customer (the "Parties"), the Parties agree as follows:

下列赛特瑞太阳能（苏州）有限公司（以下称"**STR**"）通用条款和条件（以下称本"**通用条款**"）通过引述构成 2014 年 12 月__日由 STR 及客户（定义见条款表）订立的主要条款表（以下称"**条款表**"）的一部分，并作为条款表的附件。已在条款表中定义的术语若未另行定义则应具有与条款表中该术语相同的含义。基于 STR 及客户（以下称"**双方**"）已确认收讫并充分的良好及有价值的对价，双方达成如下协议：

1. Acceptance. The Agreement shall constitute the entire agreement and understanding of STR and Customer with respect to the purchase and sale of Products, superseding all prior oral or written understandings relating thereto. If Customer's Purchase Order(s) or other documents contain provisions inconsistent with or additional to the provisions hereof, the terms and conditions set forth in the Schedule and these General Terms shall prevail. Customer's acceptance of delivery of or payment for any Products provided hereunder shall constitute Customer's acceptance of all terms and conditions herein. In the event that Customer has submitted a request for quotation, a Purchase Order or any other document that might be considered to be an offer, this document as submitted by STR does not constitute STR's acceptance of any such offer. STR's acceptance of any such offering document is expressly made conditional on Customer's assent to the terms and conditions contained in this Agreement. Without limiting the foregoing, any terms and conditions proposed by Customer which are inconsistent with or in addition to these terms shall be void and shall not bind STR unless and only to the extent they are expressly accepted in writing by STR's authorized representative.

接受 本协议应构成STR和客户购买及出售产品的完整协议及合意，并将替代所有先前达成的相关口头或书面合意。若客户订单或其他文件中存在与本协议不一致或增补了本协议的条款，则以条款表及本通用条款下的条款及条件为准。客户接受本协议项下所述产品的交付或支付货款即表明客户接受本协议项下的全部条款及条件。若客户提交了报价要求、订单或其他可被视为要约的文件，STR向客户提交本文件并不应视为STR接受任何前述要约。STR接受任何前述要约文件的前提均为客户接受本协议下的条款及条件。在不影响前述条款的情况下，除非且仅在STR授权代表明示书面同意的情况下，任何由客户提出的与本协议下条款不一致或对本协议下条款进行增补的条款或条件均应视为无效，且对STR无拘束力。

2. Terms of Payment. Unless otherwise stated in the Schedule, Customer shall pay all amounts due for Products purchased hereunder in cash (or by wire transfer of immediately available funds) within thirty (30) days from the date of receiving the Products; provided, however, that in the event STR, in its sole discretion, deems Customer's financial status unsatisfactory or if Customer is in default of any its obligations to STR, STR (without prejudice to any other rights or remedies it may have) may either terminate this Agreement or require payment in full in cash of all amounts payable to STR by Customer under STR's invoice or otherwise prior to shipment of any Products thereunder. Customer shall pay an additional interest and service charge in an amount equal to one and one-half percent (1.5%) of the unpaid balance (including any amount due pursuant to Section S.11 of the Schedule) per month (or portion thereof), or if less, at the highest interest rate permitted by applicable law, accruing from the applicable due date. Customer shall not withhold or set off from any amounts due to STR, any amounts claimed to be owed by STR to Customer for any reason whatsoever.

付款期限 除非在条款表中另行约定，客户应在收到产品后的三十（30）日内，以现金（或者通过即期电汇）方式支付本协议项下购买产品的全部应付款项；但若STR依其判断认为客户财务状态不佳或客户违反了任何其对STR的义务的情况下，STR（不减损其所享有的其他任何权利及救济）可以终止本协议，或以现金全额支付所有STR发票或其他票据上所载的到期款项，或要求客户在任何本协议项下产品装运之前支付货款。客户应自适用的到期日开始支付额外利息和服务费用，计算方式为：按照未付余额（包括任何条款表第11条项下所欠金额）的（a）百分之一点五（1.5%）/月（或按比例），或（b）相关法规所允许的最高的利率（如其低于前述利率）。不论因何原因，客户不得在其应向STR支付的到期款项中扣留或抵消任何其所主张的STR所欠其款项。

3. Prices. Unless otherwise expressly indicated in writing by STR, prices for all Products are as set forth in the Schedule. All prices are based on quantity indicated and, unless otherwise indicated on the Schedule, are Ex Works (Incoterms 2010) the location of STR's facility from which Products are delivered. Any and all processes, procedures, dies, tools or other equipment used to produce Products hereunder shall remain STR's exclusive property.

价格 除非由 STR 另行书面明确指示，所有产品价格详见条款表。所有价格均基于采购量，且除非条款表另行规定，均为 STR 发货工厂所在地的工厂交货价格（国际贸易术语 2010）。任何生产本协议项下产品所采用的工艺、步骤、模具、工具及其他设备应仍然为 STR 的专有财产。

4. Taxes. Purchase Price in the Schedule does not include any tax or other governmental charge or assessment on the sale, shipment, production or use of any Products sold to Customer hereunder. Such taxes and charges, when applicable may appear as separate additional charges on STR's invoice. Customer shall be solely responsible for, and shall pay to STR upon demand, any such tax, charge or assessment, unless Customer has furnished to STR an appropriate valid certificate of exemption issued by or acceptable to the tax authority in question.

税 条款表约定的购买价格不包含任何就本协议项下向客户所出售的产品销售、装运、生产或使用过程中所发生的税费或其他政府收费或评估费。该适用的税款及费用可能在 STR 发票中单独列示为额外费用。客户将自行承担该等税款、费用或评估费，且应在 STR 要求时及时支付，除非客户向 STR 提交适当且有效的由管辖的税务机关出具或认可的免除证明。

5. Quantities. Unless otherwise indicated on the Schedule, STR reserves the right to ship and invoice plus or minus ten percent (10%) of the total quantity of each Product ordered by Customer. In the event that STR ships less than the Minimum Quantity to Customer in any Contract Year solely due to STR's failure to ship Product in accordance with this Agreement, then Customer shall not be obligated to pay STR the Liquidated Payment for such Contract Year.

数量 除非条款表另行规定，STR有权使实际装运并开具发票的每一类产品数量比客户预定的该类产品总数量最高可增加或减少百分之十（10%）。如完全因为STR未能按照本协议约定装运产品而导致STR向客户装运的产品在任一合同年度少于最低采购量，则客户无义务向STR支付该合同年度的违约金。

6. Customer's Materials. Customer represents and warrants that any and all materials or other items furnished by or on behalf of 6.

Customer to STR for use in connection with the production of Products will be Customer's exclusive property, free and clear of all liens, claims and encumbrances whatsoever. Unless otherwise indicated on STR's Sale Confirmation, acknowledgment and/or invoice, Customer shall bear all costs of delivering such materials and items to STR's production facility. STR shall be liable for any loss, destruction or damage of any such materials or items while in STR's possession to the extent (but only to the extent) caused solely by STR's negligence, subject to the limitation on STR's liability described in Paragraph 13 below.

客户材料 客户陈述并保证其向STR提供、或由第三方代表客户向STR提供的同产品生产相关的任何和全部材料或其他物品均为客户专有财产，无任何担保、主张或负担。除非STR的销售确认书、确认函和/或发票另行约定，客户应承担所有交付该等材料及物品至STR生产工厂所产生的全部费用。STR应承担所有在其占有期间内，完全因其过失（且仅限于完全因其过失）导致该材料或物件的损失、灭失或损害的责任，且该责任承担应受制于下文第13条所述STR的责任限额。

7. **Delivery.** STR shall make reasonable commercial efforts to effect shipment on or before the scheduled shipping date(s) reflected on STR's Sale Confirmation and/or invoice, but such schedule may vary due to a number of reasons, including conditions beyond STR's reasonable control, including, but not limited to, STR's receipt of all materials and information to be supplied by Customer. Time is not of the essence for delivery. Unless otherwise stated in the Schedule, delivery of the Products shall be Ex Works (Incoterms 2010) at STR's manufacturing facility. If no shipping week is specified, shipment will be made during the week(s) selected by STR. In no event shall STR be liable for any damages or penalties for delay in delivery or for failure to give notice of delay. Delivery may be made in advance of any scheduled delivery date upon reasonable prior notice to Customer. Unless otherwise specified on STR's Sale Confirmation and/or invoice, STR will ship by the most appropriate method, in STR's sole discretion, but by doing so does not assume any liability in connection with the shipment. If requested by Customer, transportation charges and insurance will be prepaid and will be added to invoice as a separate item. All risk of loss or damage to the Products shall pass to Customer immediately upon STR's delivery of the Products to the carrier. Any and all claims by Customer for damage, loss or delays in transit shall be made by Customer against the carrier (with notice thereof to STR), and STR shall have no responsibility or obligations with respect to any such damage, loss or delay.

交付 STR应采取合理的商业努力，在STR的销售确认书和/或发票上所载的装运日期当日或之前完成装运，但装运安排可以因许多原因变更，包括超出STR合理控制范围内的原因，例如，STR收到的所有由客户提供的材料或信息的时间。时间并非交付的必要条款。除非在条款表中另行说明，产品交付应为在STR生产工厂工厂交货（国际贸易术语 2010）。如装运时间未明确约定，STR可在其选择的一周或数周内装运。在任何情况下，STR不应对延迟交付或对未发送延迟交付通知而承担损害赔偿金或罚金。在提前合理期限向客户发出书面通知后，STR可在预定的交付日期之前交付。除非在STR的销售确认书和/或发票中另行明确，STR可以自行决定采取其认为最适合的方式装运，但该装运方式的选择不会导致STR承担与装运相关的任何责任。如客户要求，STR可以预付装运费用和保险，并将该等费用作为单独项目在发票上列明。所有产品灭失或损坏的风险应在STR将产品交付承运人时立即转移至客户。客户所主张的在运输中发生的任何和全部损害、损失或延迟均应由客户向承运人提出（并通知STR），STR对该等损害、损失或延迟不应承担任何责任。

8. **Packaging and Shipping.** Unless otherwise set forth in the Schedule or requested by Customer in a Purchase Order and confirmed by STR in the Sale Confirmation, STR shall use "standard packaging" as required for the one hundred and eighty (180) days' warranty period described in Section 12. STR will mark each shipping package with a date of manufacture and type of packaging (standard or premium) for that shipment.

包装及装运 除非在条款表中另行约定，或由客户在订单中提出并经STR在销售确认书中同意，STR应使用"标准包装"，以满足第12条所述一百八十（180）天质保期的需要。STR将在每次装运的各装运包装上标明生产日期及包装类型（标准版或增强版）。

9. **Title.** Title to all Products sold by STR to Customer shall pass from STR to Customer when Customer pays off the entire amount due to STR for such Products. Notwithstanding anything to the contrary in Section 15, if STR brings an action to collect any unpaid monies due from Customer, STR shall be entitled to all costs of collection incurred by STR in the collection action and any appeal from it (including but not limited to court costs, its attorneys' fees incurred in the investigation, prosecution of its claim and any appeal from the initial judgment or ruling, and expert witness fees).

所有权 所有由STR向客户销售的产品的所有权将在客户支付完毕就该产品应向STR支付全部到期款项后，由STR向客户转移。不论第15条包含任何相反规定，若STR提起诉讼要求客户支付任何拖欠款项，STR有权要求客户承担所有因STR收款及对此提起诉讼所发生的费用（包括但不限于法院费用，调查、起诉、不服原审判决或裁决上诉的律师费及专家证人费）。

10. **Inspection by Customer; Storage.**
Customer shall carefully inspect all deliveries of Products as they are received by Customer and report to STR promptly (but in any event within thirty (30) calendar days after receipt of shipment) any alleged error, shortage, defect or nonconformity of such Products. Any failure by Customer so to inspect and report shall constitute a waiver by Customer of any claim or right of Customer against STR arising with respect to any such error, shortage, defect, or nonconformity which was reasonably discoverable by such an inspection. Customer acknowledges that when it opens the packaging to sample the Product, it must do so in strict conformance with STR's instructions. Customer acknowledges that if the packaging is left unsealed for longer than instructed by STR, or if the package is not properly resealed in accordance with STR's instructions, the warranty for the Product will be void.

客户验货；储存
客户应在收到产品时仔细检验所有交付的产品，并及时（在任何情况下均应在收货之日起的三十（30）日之内）向STR报告任何产品可能存在的错误、短缺、缺陷、或不合要求。若客户未按照前款检验或报告，则将视为客户放弃其可对STR提起通过合理检验可以发现的错误、短缺、缺陷、不合要求的主张或权利。客户承诺在其拆封包装以抽样检查产品时将严格遵照STR的指示。客户认可，若包装超出STR的指示的期间长时间未封装，或包装未按照STR的指示妥善地重新封装，则该产品将不再享受质量保证。

11. **Cancellation.** Once an order has been placed by Customer, it may not be cancelled or changed except with the written approval of STR.

取消 当客户发出订单后，除非取得STR书面同意，该订单不得被变更或取消。

12. **STR's Limited Warranty; Sole and Exclusive Remedy.** STR warrants the Products sold under this Agreement as follows:

STR有限保证；单独且排他的救济 STR保证本协议项下出售的产品符合如下约定：

(a) <u>Product Quality.</u> The Product sold by STR under this Agreement shall, at all times during the warranty period (see Section 12(b) below), conform to the STR's specifications (subject to STR's standard tolerances for variations). This warranty shall be void, however, with no further actions by STR, in the event: (i) that Customer fails to store the Products in accordance with STR's storage instructions, (ii) Customer fails to use the Products within five (5) days following the opening of the Product packaging; or (iii) the packaging is damaged so that it is not air tight.

(a) <u>产品质量</u> 由STR出售的产品应在整个质保期（见下文第12（b）条）内均满足STR的产品规格（受制于STR对误差的标准公差）。若无STR进一步指示，该质量保证将在下列任一情况下失效：（i）客户未按照STR储存指示储存产品；（ii）客户未在打开产品包装后的五（5）日内使用产品；或（iii）该包装已被损坏，因此并非密封。

(b) Warranty Period. Customer acknowledges that (i) each unit of Product shipped has a limited life, after which time it will spoil and fail to meet the Specifications even though the packaging remains intact; (ii) such Product life is directly affected by the packaging utilized by Customer; and (iii) that the Product will spoil very rapidly once the packaging has been opened or otherwise breached. Unless otherwise stated in the Schedule, the warranty period for the Product shall be one hundred and eighty (180) days following the date of manufacture; provided however, that if Customer has purchased "premium packaging", such warranty period is extended to two hundred and seventy (270) days following the date of manufacture. Except as expressly provided below, STR shall not manufacture Product more than four (4) weeks prior to the shipping date.

（b）质保期　客户认同（i）装运的各产品均有使用期限，过期后，即使包装依旧完整无缺，该产品将会变质且不合规格要求；（ii）客户使用的包装将直接影响产品的使用期限；及（iii）产品将在包装被打开或损坏后迅速变质。除非另行在条款表中说明，产品质保期为自生产之日起一百八十（180）天，但是，若客户购买"增强版包装"，该质保期将会延长至自生产之日起两百七十（270）天。除非在下文中另行明确约定，STR不应早于装运日四（4）周以上生产产品。

(c) Disclaimer of other Warranties. It is the sole and exclusive responsibility of Customer to determine the suitability of any and all Products of STR for Customer's intended purposes and uses. Except as set forth in Section 12 (a), STR makes no warranties as to the Products whatsoever. Without limiting the foregoing, STR does not warrant that the Products will be compatible with Customer's products or manufacturing process, or that the Customer will be able to achieve any particular result or use with the Products. THIS LIMITED WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY STR WITH RESPECT TO PRODUCTS SOLD OR PROVIDED BY STR. STR GIVES AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN THAT EXPRESSLY SET FORTH HEREIN. NO REPRESENTATIVE OF STR IS AUTHORIZED TO GIVE OR MAKE ANY OTHER REPRESENTATION OR WARRANTY OR MODIFY THIS WARRANTY IN ANY WAY EXCEPT IN A WRITTEN AMENDMENT OF THESE GENERAL TERMS AND CONDITIONS SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF STR WHICH MAKES SPECIFIC REFERENCE TO THESE GENERAL TERMS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, STR EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, AND TITLE OR NONINFRINGEMENT. FURTHER, NO IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY STR OR SHALL ARISE BY OR IN CONNECTION WITH ANY SALE OR PROVISION OF PRODUCTS BY STR, OR CUSTOMER'S USE OF ANY PRODUCTS, OR STR'S AND/OR CUSTOMER'S CONDUCT IN RELATION THERETO OR TO EACH OTHER, AND IN NO EVENT SHALL STR HAVE ANY LIABILITY OR OBLIGATION WHATSOEVER UNDER OR IN CONNECTION WITH ANY SUCH WARRANTY WITH RESPECT TO ANY PRODUCTS.

（c）其他保证的免责声明　客户应对确定STR任何产品是否适用于其预期的目的及用途承担单独且排他的责任。除第12（a）条所述之外，STR对产品不承担任何其他保证责任。除前述条款下约定之外，STR亦不保证该产品同客户产品或生产步骤相配套，或客户可以通过使用本产品达到任何特定目的或用途。**该有限保证为STR就其所销售或提供的产品而作出的单独且排他的保证。除本条下明确的陈述与保证之外，STR均不作出其他任何明示或暗示的陈述或保证。除非以书面形式对通用条款及条件进行变更，并由有效的STR的授权代表签署且该授权明确提及通用条款，STR的授权代表无权以任何其他方式改变本保证或作出其他陈述或保证。在不影响前述规定一般适用性的情况下，STR明确表明其不对任何默示的适销性、特定目的的适宜性，及所有权及不存在侵权作出保证，此外，STR在交易惯例、交易过程中或履行过程中不会提供或作出任何默示保证，且不会因STR销售或提供产品、客户使用产品，或STR和/或客户与产品相关的行为或其对另一方的行为而产生默示保证责任。不论在何种情况下，STR对任何产品均不承担任何前述保证项下或同前述保证相关的责任或义务。**

(d) Sole and Exclusive Remedy for Breach of Warranty. In the event of a breach of STR's warranty or a delay in shipment, Customer's sole and exclusive remedy shall be, at the sole option of STR, either (i) a refund of the purchase price actually paid for the specific units of the Product in breach, or (ii) replacement of the specific units of the Product involved. The foregoing shall be Customer's SOLE AND EXCLUSIVE REMEDY and STR shall have no further liability to Customer for such breach. This sole and exclusive remedy shall apply regardless of the nature of Customer's claim, be it based in contract, warranty, tort, product liability or otherwise. As a necessary pre-condition to obtaining a remedy, Customer shall give STR written notice of the breach within five (5) days of discovering the breach and in any event no later than five (5) days following the end of the applicable warranty period. At STR's request, Customer shall ship to STR, by overnight express delivery, a sample of the defective Product, along with a copy of the applicable date of manufacture label from the shipping container of such Product. At STR's option, STR may also inspect such defective Product at the Customer's plant where it is located and shall be entitled to perform such tests on the Products as STR deems necessary. Any failure of Customer to provide full access to STR for inspection and testing will be deemed to be a waiver of Customer's claim and STR shall have no further liability to Customer for that claim.

（d）违反保证责任的单一及排他救济　若STR违反保证约定或延迟装货，根据STR的单方面选择，客户单一及排他的救济为以下两种方式中的任一种：（i）退还客户为特定的违约产品实际支付的购买价款，或（ii）替换所涉及的特定产品。前述救济应为客户单一且排他的救济，且STR不应对该违约向客户进一步承担责任。不论客户提出的主张是基于合同、保证、侵权、产品责任或其他，均应适用该单一及排他的救济。在行使救济措施之前，客户应在发现前述违约后的五（5）日内，且不论在任何情况下均不应超出适用的质保期结束后五（5）日，向STR发送书面通知。如STR要求，客户应通过隔天快递，向STR装运一份缺陷产品的样品，并附一份该产品装运盒中载有生产日期的标签的复印件。STR可选择前往客户工厂所在地检查该缺陷产品，且有权在其认为必要时对该产品进行测试。若客户未能使STR充分地进行检查或测试，则将视为客户放弃主张，STR对该主张不应进一步承担责任。

13. **Limitation on STR's Liability/Indemnification.**
STR责任/赔偿限额

(a) Customer acknowledges that no guarantees or assurances have been made as to the results that may be obtained from the use of the Products sold hereunder whether used singly or in combination with other items. Customer acknowledges that it does not rely on, and waives any claim relating to, any recommendation or instruction given to Customer by STR or any of its representatives regarding the specifications, storage, handling or use of Products purchased and sold hereunder, which recommendation or instruction shall be followed or acted upon by Customer entirely at Customer's own risk. IN NO EVENT WHATSOEVER SHALL STR'S LIABILITY TO CUSTOMER EXCEED THE ACTUAL AMOUNTS PAID FOR THE SPECIFIC UNITS OF PRODUCT WHICH GAVE RISE TO STR'S LIABILITY. THIS LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE NATURE OF CUSTOMER'S CLAIM, BE IT BASED IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT, NEGLIGENCE OR OTHERWISE.

（a）客户认可，STR不对本协议项下销售的产品的最终使用结果，不论单独使用或同其他产品一同使用，作出任何担保或保证。客户承诺其不依赖于STR或其代表就本协议项下购买或出售的产品的细节、储存、操作或使用向客户提出的任何建议或指示，并放弃

就前述建议或指示而提出任何主张的权利。前述建议及指示应由客户自行遵照并执行，且由客户自行承担全部风险。**不论在何种情况下，STR向客户所负责任不应超过客户向STR购买并引发STR责任的特定产品所实际支付的金额。不论客户的主张基于合同、保证、严格责任、侵权、过失或其他性质，本责任限额应持续完全有效。**

14. **Disclaimer of Consequential Damages**. (a) IN NO EVENT WHATSOEVER SHALL STR BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY CUSTOMER AS THE RESULT OF STR'S PERFORMANCE, OR LACK THEREOF, REGARDING THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL STR BE LIABLE TO CUSTOMER FOR DAMAGES ARISING FROM DELAYS IN DELIVERY OF PRODUCT, FOR LOST REVENUES, FOR LOST PROFITS, LOSS OF USE, LOSS OF DATA, DAMAGE TO ANY EQUIPMENT FOR WHICH THE PRODUCTS ARE A COMPONENT PART, COSTS OF ANY RECALLS OR LABOR RELATED TO A RECALL, LOSS OF BUSINESS REPUTATION, COST OF FIELD REPAIRS OR SIMILAR CLAIMS. THIS DISCLAIMER SHALL REMAIN IN FULL FORCE AND EFFECT EVEN IN THE EVENT THAT CUSTOMER'S SOLE AND EXCLUSIVE REMENDY SHALL FAIL ITS ESSENTIAL PURPOSE AND REGARDLESS OF THE NATURE OF CUSTOMER'S CLAIM, BE IT BASED IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT, NEGLIGENCE OR OTHERWISE.

间接损害的免责声明（a）STR在任何情况下均不应对任何因STR本协议项下的作为或不作为而导致客户所承受的间接、惩罚性、特殊或附带性的损失承担责任。在不影响前述条款的情况下，STR在任何情况下均不应向客户承担任何因产品延迟交付、销售收入减少、利润减少、无法使用、丢失数据、产品作为任何设备的一部分时对设备的损坏、召回成本、或同召回相关的人力成本、商誉损失、实地检修费用或类似主张相关的损害。不论客户主张基于合同、保证、严格责任、侵权、过失或其他性质或者客户单一且排他的救济是否达到其根本目的，该免责应持续完全有效。

(b) Customer shall indemnify, defend, protect and hold harmless STR, its directors, officers, employees, agents, successors and assigns (the "STR Indemnified Parties") from and against any and all losses, damages (whether actual, punitive, consequential or otherwise), injuries, claims, demands and expenses, including attorneys' fees and costs incurred which arise from the following: (i) claims incurred by STR to the extent that Customer's employees negligently or willfully cause personal injury or property damage to STR's employees or property, and (ii) third party claims related to Customer's products so long as such claims do not result from STR's material breach of this Agreement or STR's gross negligence or willful misconduct.

（b）客户应赔偿、保护STR及其董事、管理人员、员工、代理人、继受者及转让者（以下称"**STR赔偿方**"），为其辩护并使其免于遭受因下列事项导致的任何损失、损害（不论实际损失、惩罚性损失、间接损失或其他）、伤害、主张、要求及费用，包括律师费及成本：（i）因客户员工故意或过失导致STR员工人身伤害或STR财产损失而使STR受到的索赔，以及（ii）第三方就客户产品提出的主张，且该主张非因STR实质性违反本协议、或STR重大过失或故意所导致。

15. **Governing Law; Jurisdiction; Dispute Resolution.** This Agreement and any claim relating directly or indirectly to this Agreement, shall be construed according to and governed by the laws of China in effect. In the event that there is no applicable law of China, the international treaties and practices shall apply. The United Nations Convention for the International Sale of Goods shall not apply to this transaction. Each of STR and Customer shall attempt to settle all disputes in connection with this Agreement or the execution thereof through friendly negotiations. In case no settlement can be reached, the dispute shall then be submitted to Shanghai International Economic and Trade Arbitration Commission (the "**SHIAC**") for arbitration which shall be conducted by SHIAC in accordance with its arbitration rules in effect at the time of applying for arbitration. The SHIAC's arbitral award is final and binding upon both parties and may be entered as a judgment in any court of competent jurisdiction. The arbitration fees shall be borne by the losing party unless otherwise provided by SHIAC.

STR shall be allowed full access to any Products which Customer claims are in default and will be permitted to make inspections and perform tests on them as it deems to be reasonably necessary. If the Products have been incorporated into one or more other items, STR will be granted full access to, and have the right to test, the items as it deems reasonably necessary.

适用法律；管辖；争议解决 本协议及任何同本协议直接或间接相关的主张均应按照中国现行有效的法律解释并受其管辖。若无适用的中国法律，则应适用国际条约及国际习惯。《联合国国际货物销售公约》不适用于本交易。对于因本协议及与本协议执行所产生的争议，STR及客户应尝试通过友好协商解决。若无法达成和解，则应将争议提交至上海国际经济贸易仲裁委员会（以下称"**SHIAC**"），根据申请仲裁时该会届时有效的仲裁规则进行仲裁。SHIAC的仲裁裁决应为终局的，对双方均有效，且同判决同等的执行效力，可在任何具有合法管辖权的法院强制执行。除非SHIAC另行裁定，仲裁费用将由败诉方承担。STR有权接触任何客户主张存在缺陷的产品，且应在其合理认为必要时，被允许检查或测试该产品。若产品与其他一件或多件物品组合，STR应有权在其合理认为必要时接触组合物品，且测试该物品。

16. **Notices.** All notices, consents, requests, reports, and other documents or communications authorized or required to be given pursuant to this Agreement shall be (i) in writing, (ii) in the English language, (iii) either personally served on the Party to whom it is given or sent by a recognized delivery service (e.g., Federal Express or DHL), prepaid, and directed to the address of the other Party which is shown below or to such other address as the other Party shall by notice require; and (iv) marked for the attention of the person(s) there referred to or to such other person(s) as the other Party shall by notice require. Any notice or other communication made by one Party to the other Party in accordance with the foregoing provisions of this Section 16 shall be deemed to be received by the other Party if delivered by hand or by courier, on the day on which it is received at that Party's address. Except as may otherwise be provided pursuant to the preceding clause (iii), the addresses of the Parties for service of notices are as set forth in the Schedule.

通知 所有本协议项下经授权的或按要求作出的通知、同意、要求、报告及其他文件或通信应（i）以书面形式作出；（ii）以英文书就；（iii）亲自向收件方送达或由公认的快递服务提供商（如联邦快递或DHL）以预付邮资方式向另一方的下文所述地址或另一方另行通知的其他地址送达；及（iv）写明送达至指定的联系人或另一方另行通知的其他联系人。任何一方向另一方根据本第16条前款所述发送的通知或其他通信若通过亲自或邮寄方式递送，则应在其到达另一方地址时视为送达。除根据前述第（iii）项由一方另行提供外，双方通知送达的地址详见条款表。

17. **Miscellaneous.** This Agreement may not be supplemented, amended, modified or changed except by an instrument in writing signed by STR and Customer and expressed to be a supplement, amendment, modification or change to this Agreement. The failure of either Party hereto to insist in any one or more instances upon strict performance of any provisions of this Agreement by the other Party hereto, or to take advantage of any of its rights hereunder, or any rights with respect to an event or default hereunder, shall not be construed as a waiver by it of any such provision or the relinquishment of any substantial non-performance of such provision, but the same shall continue in full force and effect. This Agreement may not be assigned by either Party, without the prior written consent of the other, which consent shall not be unreasonably withheld; provided that either Party may, without the consent of the other Party, assign this Agreement (in whole or in part) to any of its wholly-owned subsidiaries, provided that the assigning Party guarantees full performance of this Agreement by said assignee. Neither party shall be liable for any delay or failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its reasonable control. Without limiting the generality of the foregoing, such causes include acts of God, the

public enemy, fires, floods, storms, earthquakes, riots, terrorism, strikes, blackouts, wars or war operations, restraints of government, utility or communications failures, computer hackers, denial of service attacks, software viruses, telecommunications slow-downs or failure, erroneous data transmission, or causes which could not with reasonable diligence be controlled or prevented by the party. To the extent that STR's ability to deliver Product in a timely manner is affected by a force majeure event, the time for the delivery shall be postponed for the duration of the force majeure event plus a reasonable period of time thereafter, not to be less than ten (10) days. This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter, and there are no other understandings or agreements between said Parties or either of them with respect thereto. Each Party has had an opportunity to review this Agreement with their respective legal counsel and have negotiated the terms of this Agreement to its satisfaction. Therefore, each Party shall be deemed to be the drafter of this Agreement. If any provision of this Agreement shall be declared invalid and unenforceable, such invalidity or unenforceability shall attach only to such provision, and this Agreement shall be carried out as if each invalid or unenforceable section were not contained herein. The Parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement. The Parties may rescind or vary this Agreement, in whole or in part, without the consent of any third Party. This Agreement may be executed in one or more counterparts which together shall be taken as a complete agreement.

其他 除非STR及客户书面签署并表示作为对本协议的补充、修订、修改或变更的文件外，本协议不得被补充、修订、修改或变更。若一方一次或多次未坚持另一方严格履行本协议任何条款，或未行使其任何本协议项下的权利，或特定情形或违约情形下的权利，不应被解释为对前述条款下权利的放弃或对重大的未履行的条款的放弃，其未履行的条款应持续完全有效。未取得另一方事先书面同意（无正当理由不得拒绝同意），任何一方不应转让本协议，但若一方将本协议（全部或部分）向其任何全资子公司转让，且转让方保证受让方将完全履行本协议，则该转让方无需另一方同意。任何一方均不应因超出其合理控制的原因而导致的延迟履行或未履行本协议项下的义务承担责任。在不影响前述规定一般适用性的情况下，前述原因包括天灾、公众敌人、火灾、水灾、暴风、地震、暴乱、恐怖活动、罢工、战争或军事行动、政府限制、供电或通信瘫痪、电脑黑客、拒绝服务攻击、软件病毒、通讯缓慢或瘫痪、数据传输错误，或其他不能通过合理努力控制或防止的事项。若STR的及时交货受不可抗力事件影响，交付时间应当延迟，延迟期间为不可抗力发生期间加上其后不少于十（10）日的合理期间。本协议构成双方就主旨事项的完整协议，双方或任何一方不存在就本协议事项相关的任何其他理解或协议。任一方均有机会同其法律顾问一同审阅本协议，并协商本协议条款直至对其满意。因此，双方均被视为本协议的起草方。若本协议任何条款被宣告无效或不可执行，该无效或不可执行仅限于该条款，本协议将被视为未包含该无效或不可执行条款并继续执行。双方并无意对非本协议一方的第三方强制执行本协议的任何条款。双方可以解除或更改本合同的全部或部分，而无需取得任何第三方同意。本协议将签署一份或多份，全部文本将视为一份完整协议。

18. Restricted Transactions. In connection with the transactions contemplated this Agreement, Customer hereby represents, warrants, and covenants to STR that (i) it will not engage, in any acts or transactions in violation of or inconsistent with the anti-terrorism, economic sanction or anti-money laundering legislation or regulation measure or regulatory procedures of any government, including, without limitation, the U.S. Foreign Corrupt Practices Act, (ii) that none of its employees or subcontractors are persons who have been designated from time to time by either Executive Order of the President of the United States, or in published lists issued by the United States Treasury Department (and its Office of Foreign Assets Control) including the Specially Designated Nationals (SDN) list, the United States Department of Commerce or the United States Department of State, as a foreign terrorist organization, an organization that assists or provides support to a foreign terrorist organization or a party subject to sanctions (collectively, "Restricted Parties"), and (iii) it will not directly or indirectly distribute, sell, transfer, ship or convey any Products to any Restricted Parties or otherwise violate any such regulations or laws.

限制交易 客户在此向STR作出与本协议项下交易相关的陈述、保证及承诺（i）其不会参与任何违反或不符合任何政府制定的反恐怖、经济制裁，或反洗钱法律法规、办法或监管程序，包括但不限于《美国反海外腐败法》，的行动或交易；（ii）其员工或分包商均不属于任何美国总统的行政法令中不时指明的，或由美国财政部（及其海外资产管理办公室）不时公布的清单，包括特别国家（SDN）清单，及由美国商务部及美国国土安全部不时公布的清单中所包含的外国恐怖组织、支持或向外国恐怖组织提供协助的组织，或受制裁方（合称**"受限方"**）的一员，及（iii）其将不会直接或间接分销、销售、转让、装运或将该产品运送至任何受限方，或以其他方式违反前述法律法规。

19. Confidentiality. Customer shall: (i) protect and safeguard the confidentiality of all Confidential Information (as defined in Section 20) with at least the same degree of care as Customer would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (ii) not use the Confidential Information, or permit it to be accessed or used, for any purpose other than to manufacture and assemble photovoltaic modules, or otherwise in any manner to STR's detriment, including without limitation, to reverse engineer, disassemble, decompile or design around STR's proprietary products and/or intellectual property; (iii) not disclose any such Confidential Information to any person or entity, except to Customer's representatives who: (x) need to know the Confidential Information to assist Customer; (y) are informed in writing by Customer of the confidential nature of the Confidential Information; and (z) are subject to confidentiality duties or obligations to Customer that are no less restrictive than the terms and conditions of this Agreement; (iv) comply with all applicable on-site access, remote access and related security rules and procedures of STR; (v) immediately notify STR of any unauthorized disclosure of Confidential Information or other breaches of this Agreement by Customer or its representatives of which Customer has knowledge; (vi) fully cooperate with STR in any effort undertaken by STR to enforce its rights related to any such unauthorized disclosure; and (vii) be responsible for any breach of this Agreement caused by any of its representatives.

保密 客户应当：（i）以不少于客户保护其自身所有的保密信息同等的注意义务，且在任何情况下不低于商业惯例中的合理注意义务，保护并维护所有保密信息（定义见第20条）（ii）除为了生产或组装光伏部件之外，不使用保密信息，也不允许其被获悉或使用；不得以其他损害STR的利益的方式使用保密信息，包括但不限于，反向工程、拆解、反编译或在STR专有产品和/或知识产权设计的基础上进行回避设计；（iii）不向任何个人或单位披露任何保密信息，但满足以下条件的客户代表除外：（x）需要了解该保密信息以协助客户；（y）客户已通过书面方式告知其保密信息的保密性；以及（z）受制于向客户承担的保密责任或义务，且该保密义务的严格程度不低于本协议条款及条件；（iv）遵守所有STR所适用的现场登入、远程登入及相关的安全规定及步骤；（v）立即告知STR任何其自身或其知悉的其代表未经授权披露保密信息的行为，或其他违反本协议的行为；（vi）在STR就任何前述未授权披露采取行动主张权利时，同STR充分合作；及（vii）对其代表造成的本协议项下的违约承担责任。

20. Definitions. Capitalized terms used in this Agreement not otherwise defined shall have the following meanings:

定义 除非另行定义，本协议中定义的术语应具有如下含义：

"**Confidential Information**" means all non-public, confidential or proprietary information disclosed before, on or after the Effective Date, by STR to Customer or its affiliates, or to any of its affiliates' employees, officers, directors, partners, subcontractors, shareholders, agents, attorneys, accountants or advisors, whether disclosed orally or disclosed or accessed in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as "confidential".

“**保密信息**”是指所有在生效日前、生效日当日或生效日之后由STR向客户或其关联方，关联方的员工、管理人员、董事、合伙人、分包商、股东、代理人、律师、会计师或顾问，不论口头披露或通过书面形式、电子形式或其他媒介披露，且不论是否标记、指定为或以其他方式认定为“保密”的所有非公开、保密或专有的信息。

“**Incoterms**” means the international rules for the interpretation of trade terms of the International Chamber of Commerce, and includes any replacements, amendments and revisions thereof from time to time and the applicable Incoterm as specified in the applicable Sale Confirmation.

“**国际贸易术语**”是指国际商会的《国际贸易术语解释通则》，包括任何其不时地替代、修订、更改，及在销售确认书中列明所适用的国际贸易术语。

“**Product(s)**” means the articles or items which the Customer agrees to buy from STR pursuant to the Schedule.

“**产品**”是指客户同意按照条款表向STR购买的物品或物件。

“**Purchase Order**” means the purchase order for Products delivered by Customer to STR.

“**订单**”是指由客户向STR交付产品的订单。

“**Sale Confirmation**” means, with respect to a Purchase Order given by Customer to STR, the document (including a statement and, if applicable, including any agreed variation thereto) which is provided by STR to Customer in response to that Purchase Order which may include a description and quantity of the Product(s), the price, terms of payment, method of delivery and any other relevant information which shall be incorporated into this Agreement, the form of which is attached as Exhibit C to the Schedule of Principal Terms.

“**销售确认书**”是指与客户向STR发出的订单相关的文件（包括声明函，及任何可能包括的一致同意的其他类型文件），该文件作为STR对订单的答复由STR向客户提供，包括产品描述及数量、价格、付款条件、交付方式及其他相关的信息，并构成本协议的一部分，该文件的形式作为附件C附于主要条款表。

EXHIBIT B
附件B

PRODUCT SPECIFICATIONS
产品规格

EXHIBIT C
附件C

FORM OF SALE CONFIRMATION
销售确认书样式